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                                      LEASE

     This Lease ("Lease") is entered into as of November 1, 1998, between RICHARD C. BLAKE ("Landlord") and HERITAGE OAKS BANK, a California corporation ("Tenant")


                                     RECITALS

     A. Landlord is the owner of certain land, building, and improvements located in Santa Maria, California, generally described as a commercial building located at 1660 South Broadway, and more particularly described in attached Exhibit "A" ("Premises").

     B. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the Premises on the terms and conditions in this Lease.

     For good and valuable consideration, the parties agree as follows:

     1. DEFINITIONS. As used in this Lease the following terms shall have the following definitions:

     ADJUSTMENT DATE is defined in Section 5.b.

     COMMENCEMENT DATE is defined in Section 3.

     EXTENDED TERM is defined in Section 4.

     EVENT OF DEFAULT is defined in Section 22.

     HAZARDOUS SUBSTANCE is defined in Section 7.c.

     INDEX is defined in Section 5.c.

     INITIAL MONTHLY RENT is defined in Section 5.a.

     LANDLORD is defined in the preamble of this Lease.

     LEASE is defined in the preamble of this Lease.

     MINIMUM MONTHLY RENT is defined in Section 5.a.

     OPTION NOTICE is defined in Section 4.

     PREMISES is defined in Recital A.

     REPORTABLE USE is defined in Section 7.c.

     TENANT is defined in the preamble of this Lease.

     TERM is defined in Section 3.

     TERMINATION DATE is defined in Section 3.

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     TRADE FIXTURE is defined in Section 17.a.

     2. LEASE. Landlord leases to Tenant and Tenant leases from Landlord the Premises on the terms and conditions in this Lease.

     3. TERM OF LEASE. The initial term of this Lease ("Term") shall be for ten (10) years commencing on November 1, 1998 ("Commencement Date"), and ending on October 31, 2008, unless sooner terminated pursuant to the terms of this Lease ("Termination Date").

     4. OPTION TO EXTEND. Tenant is given three (3) separate and consecutive options to extend the Term on all of the provisions contained in this Lease, except for the Minimum Monthly Rent, each for a five (5) year period ("Extended Term") following expiration of the Initial Term or Extended Term, by giving notice of exercise of the option ("Option Notice") to Landlord at least six (6) months, but not more than one (1) year before the expiration of the Term or Extended Term. Provided that if Tenant is in default on the date of giving the Option Notice, the Option Notice shall be totally ineffective, or if Tenant is in default on the date any Extended Term is to commence, provided that Landlord has given Tenant prior written notice of such default, the Extended Term shall not commence and this Lease shall expire at the end of the Initial Term or then-current Extended Term

           Tenant shall have no other right to extend the Term beyond October 31, 2023.

     5.    MINIMUM MONTHLY RENT.

           a. For the period commencing November 1, 1998, and ending October 31, 1999, the minimum monthly rental shall be Five Thousand Three Hundred Ninety-Five Dollars ($5,395.00) (Initial Monthly Rent and as adjusted from time to time, Minimum Monthly Rent). The Minimum Monthly Rent shall be payable in advance not later than the fifth (5th) business day of each month. The payment shall be made by electronic transfer into Landlord's account at Bank of America, 1105 Higuera Street, San Luis Obispo, California, Account No. 00614-06469, or by electronic transfer or other method as Landlord may from time to time designate by written notice to Tenant.

           b. The Minimum Monthly Rent shall be adjusted annually as of November 1, ("Adjustment Date") to an amount equal to the greater of

           (i) the Minimum Monthly Rent in effect immediately prior to the Adjustment Date (without regard to any temporary abatement of rental then or previously in effect pursuant to the provisions of this Lease), or

           (ii) the product obtained by multiplying the Initial Monthly Rent (without regard to any temporary abatement of rental then or previously in effect pursuant to the provisions of this Lease) by a fraction, the numerator of which is the Index, as defined below, published nearest but prior to the Adjustment Date and the denominator of which is the Index published nearest but prior to the Commencement Date.

           No adjustment shall be greater than six percent (6%) per year.

           c. The term Index as used in this Lease shall mean the Consumer Price Index (All Urban Consumers) (base year 1982-84-100) for San Francisco-Oakland-San Jose, published by the Bureau of Labor Statistic of the United States Department of Labor. If the Bureau of Labor Statistics revises the Index, the parties agree that the Bureau of Labor Statistics will be the sole

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judge of the comparability of successive indexes. If that agency, however,fails to supply indexes that it deems comparable, or if no succeeding index is published, the parties shall then negotiate to determine an appropriate alternative published price index. If they are unable to agree on an alternative Index within thirty (30) days after the request to do so is made by one party to the other, then either party may request that each appoint a person, within fifteen (15) days after the request, to select an alternative published price index. The two persons so appointed, within fifteen (15) days after the later of them is appointed, shall appoint a third person to act with them in the selection of an alternative price index. If either of the first two fails to appoint the third, or if Landlord or Tenant fails to appoint one of the first two, then either Landlord or Tenant can file a petition with the American Arbitration Association solely for the purpose of selecting a third person who must be an M.A.I. appraiser with at least ten years of commercial appraisal experience in northern Santa Barbara or San Luis Obispo Counties. Each party shall bear half the cost of the American Arbitration Association appointing the third person and of paying the third person's fee. The third person, however selected, shall be a person who has not previously acted in any capacity for either party. If any appointee declines or is unable to serve, the appointee shall be replaced by another person appointed in the same manner. Within thirty (30) days after the appointment process is completed, and on the basis of all pertinent facts, the appointees, by majority vote, shall select an alternative published price index and advise Landlord and Tenant in writing of the selection. Each person appointed as an arbitrator shall have at least 10 years prior experience in renting commercial real estate in northern Santa Barbara County or San Luis Obispo County as a licensed California real estate broker or 10 years commercial appraisal experience as an MAI appraiser. All fees and expenses incurred in the appointment of the persons shall be shared equally by Landlord and Tenant.

           d. The Minimum Monthly Rent shall be waived until the date when Tenant opens for business on the Premises, or through December 31, 1998, whichever occurs first.

     6. RENT ON EXTENDED TERM. The parties shall have thirty (30) days after Landlord receives each Option Notice in which to agree on Minimum Monthly Rent during the Extended Term. If the parties agree on the Minimum Monthly Rent for the Extended Term during that period, they shall immediately execute an amendment to this Lease stating the Minimum Monthly Rent.

           If the parties are unable to agree on the Minimum Monthly Rent for the Extended Term within that period, then within ten (10) days after the expiration of that period each party, at its cost and by giving notice to the other party, shall appoint an M.A.I. real estate appraiser or licensed real estate broker with at least ten (10) years' full-time commercial appraisal or commercial real estate experience in northern Santa Barbara or San Luis Obispo County and set the Minimum Monthly Rent for the Extended Term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appointee, the single appointee shall set the Minimum Monthly Rent for the Extended Term. If the two appraisers/brokers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the Minimum Monthly Rent for the Extended Term. If they are unable to agree within thirty (30) days after the second appraiser/broker has been appointed, they shall attempt to elect a third appraiser who must be an M.A.I. appraiser with at least ten years of commercial appraisal experience in northern Santa Barbara or San Luis Obispo Counties within ten (10) days after the last day the two appraisers/brokers are given to set the Minimum Monthly Rent. If they are unable to agree on the third appraiser/broker, either of the parties to this Lease by giving ten
(10) days' notice to the other party can file a petition with the American Arbitration Association solely for the purpose of selecting a third appraiser who meets the qualifications stated in this paragraph. Each party shall bear half the cost of the American Arbitration Association appointing the third appraiser and of paying the third appraiser's fee. The third

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appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

           Within thirty (30) days after the selection of the third appraiser, a majority of the appointees shall set the Minimum Monthly Rent for the extended Term. If a majority of the appointees are unable to set the Minimum Monthly Rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Minimum Monthly Rent for the Premises during the Extended Term.

           In setting the Minimum Monthly Rent for the Extended Term, the appraiser/broker shall consider the highest and best commercial/retail use as allowed by the current zoning ordinance for the Premises without regard to the restriction on use of the Premises contained in this Lease. The appraisal shall be on the basis of a triple net lease.

           In no event, shall the rent on the Extended Term be less than the rent determined in accordance with Section 5 as of the last day of the Initial Term or then-current Extended Term. The rent determined in accordance with this paragraph shall thereafter, commencing annually on November 1 of each Extended Term, be adjusted in accordance with the formula set forth in Paragraphs 5(b) and (c), above.

     7. USE/HAZARDOUS SUBSTANCE/COMPLIANCE WITH LAW.

           a. Tenant will occupy and use the Premises for a retail banking business and all other operations incident to the conduct of the business, and Tenant agrees not to use the Premises for any immoral or unlawful purpose. Landlord agrees that, subject to Section 18 and to the prior reasonable review and approval by Landlord and compliance with all applicable governmental requirements and restrictions recorded prior to the date of this Lease, Tenant may erect and maintain on the Premises and the building and improvements any signs advertising Tenant's business, as Tenant may desire.

           b. Tenant shall not commit any acts on the Premises, nor use the Premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring the Premises or the improvements on the Premises. Tenant shall, at Tenant's own cost and expenses, comply with all requirements of Landlord's insurance carriers that are necessary for the continued maintenance at reasonable rates of replacement cost fire and comprehensive general liability insurance policies on the Premises and the improvements on the Premises.

           c. The term "Hazardous Substances" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either. (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, byproducts or fractions thereof. Tenant shall not engage in any activity in, or or about the Premises which constitutes a Reportable use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all applicable law. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that

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requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Tenant's being responsible for the presence in, on or about the premises of a Hazardous Substance with respect to which any applicable law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but in compliance with all applicable law, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of Tenant's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition his consent to the use or presence of any Hazardous Substance, activity or storage tank by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in his reasonable discretion, deems necessary to protect himself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasement) and/or the deposit of an additional security deposit under Paragraph 30 hereof.

           d. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

           e. Tenant shall indemnify, protect, defend and hold Landlord, his agents, employees, lenders and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Tenant or under Tenant's control. Tenant's obligations under this paragraph shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultant's and attorney's fees and testing), removal remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Landlord in writing at the time of such agreement.

           f. Except as otherwise provided in this Lease, Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner comply with all "Applicable Law," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions or record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental condition on, in, under or about the Premises, including soil and groundwater conditions, (iii) the use, generation, manufacture,

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production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), (iv) seismic retrofitting, (v) fire suppression requirements, and (vi) Americans With Disabilities Act accommodations, now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Tenant shall, within five (5) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Law specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Law.

           g. Landlord and Landlord's lenders shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Laws (as defined in Paragraph 7.f) and to employ experts and/or consultants in connection therewith and/or to advise Landlord with respect to Tenant's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises.

     8. UTILITIES. During the Term, Tenant shall pay, before delinquency, all charges or assessments for telephone, water, sewer, gas, heat, electricity, garbage disposal, trash disposal, and all other utilities and services of any kind that may be used on the Premises.

     9.    TAXES.

           a. Subject to the terms of Section 9(d), Tenant shall pay to the public authorities charged with the collection on or before the last day on which payment may be made without penalty or interest, or ten (10) days after receipt of the tax bill, whichever is later, as additional rent, all taxes, permit, inspection, and license fees, and other public charges of whatever nature that are assessed against the Premises or arise because of the occupancy, use, or possession of the Premises (including but not limited to taxes on, or which shall be measured by, any rents or rental income, and taxes on personal property, whether of Landlord or Tenant), subsequent to the commencement of the Term, and all installments of assessments that are due during the Term.

           b. Landlord shall notify Tenant of the real property taxes and immediately on receipt of the tax bill furnish Tenant with a copy of the tax bill.

           c. All real estate taxes levied on the Premises for the tax year in which the Commencement Date falls shall be appropriately prorated between Landlord and Tenant, so that Tenant's share will reflect the portion of that tax year in which Tenant had possession of the Premises under this Lease. Tenant shall pay Tenant's share of the taxes directly to Landlord and not to the public authorities charged with the collection. That payment shall constitute full performance by Tenant, and Landlord shall pay from those funds and Landlord's own funds all of the taxes for that tax year. Taxes levied on the Premises for the tax year in which the Termination Date occurs shall be similarly prorated between Landlord and Tenant to reflect the period of Tenant's possession of the Premises during that tax year. Tenant shall pay Tenant's share of those taxes to Landlord directly rather than to the public authorities, and that payment shall constitute full performance under this Lease with respect to this tax liability.

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         d.  Tenant shall not be required to pay, discharge, or remove any tax (including penalties and interest), assessment, tax lien, forfeiture, or other imposition or charge against the Premises or any part of the Premises or any improvements, so long as Tenant diligently and in good faith contests the validity or the legality of the assessment, levy, or charge by appropriate legal proceedings, which should prevent the collection of the tax, assessment, imposition, or charge contested; provided however, that Tenant, prior to the date that the tax, assessment, imposition, or charge is due and payable, shall either have paid it under protest or shall have, (i) posted a bond with Landlord sufficient to cover the amount of the taxes and penalties and interest and, (ii) in the case of taxes other than real estate taxes, given to Landlord a letter executed by an officer of Tenant assuring Landlord that the tax, assessment, imposition, or charge will be paid when and to the extent that the legal proceedings conclude in a final determination that the tax, assessment, imposition, or charge is valid, legal and owing. Upon such final determination, Tenant agrees to immediately pay the contested tax, assessment, imposition, or charge, together with all interest and penalties, if any, and remove and discharge any lien or forfeiture arising from the prior nonpayment. Any proceedings for contesting the validity, legality, or amount of any tax, assessment, imposition, or charge, or to recover any tax, assessment, imposition, or charge paid by Tenant, may be brought by Tenant in the name of Landlord or in the name of Tenant, or both, as Tenant deems advisable. Landlord agrees that Landlord will, upon the reasonable request of Tenant, execute or join in the execution of any instrument or document necessary in connection with any proceeding. However, if any proceedings are brought by Tenant, Tenant agrees to indemnify Landlord for all reasonable loss, cost, or expense that may be imposed on Landlord in connection with the proceeding. Tenant's right to contest taxes as provided in this Lease shall not extend beyond the point where Landlord's title to the Premises could be lost. In any event, Tenant shall notify Landlord in advance of any tax contest proceedings that Tenant intends to initiate, and shall then inform Landlord of all significant developments in the proceedings as they may occur.

         e. If Tenant has not paid any tax, assessment, or public charge required by this Lease to be paid by Tenant before its delinquency, or if a tax, assessment, or public charge is contested by Tenant and that tax, assessment, or public charge has not been paid within thirty (30) days after a final determination of the validity, legality, or amount of the tax, assessment or public charge, then Landlord may, but shall not be required to, pay and discharge the tax, assessment, or public charge. If a tax, assessment, or public charge, including penalties and interest, are paid by Landlord, the amount of that payment shall be due and payable to Landlord by Tenant with the next succeeding rental installment, and shall bear interest at the rate of ten percent (10%) per annum from the date of the payment by Landlord until repayment by Tenant.

         f. If any assessments for local improvements become a lien after the Commencement Date, Tenant shall pay only the installments of the assessments that become due and payable during the Term. On the request of Tenant, Landlord agrees to cooperate or join the Tenant in any application that may be necessary to permit the payment of the assessments in installments.

         g. The covenant and agreements to pay taxes by Tenant in Section 9 shall not be deemed to include the payment of any inheritance, estate, succession, transfer, gift, franchise, corporation, income, or profit tax, or capital levy that is or may be imposed on Landlord. If any excepted taxes become a lien against the Premises, Landlord agrees to pay and discharge them before foreclosure of the lien or to take the steps analogous to those permitted to Tenant under Section 9(d) to contest the taxes, so long as the steps sufficiently protect Tenant's quiet enjoyment of the Premises. If Landlord fails to pay and discharge those taxes prior to the institution of proceedings to foreclose the lien, Tenant, at Tenant's sole option, may advance the funds required to pay and discharge the taxes, together with all penalties and

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interest, in which event the amount of funds so advanced shall be immediately due and payable from Landlord to Tenant and shall bear interest at the rate of ten percent (10%) per annum from the date of payment by Tenant, until repaid. Alternatively, Tenant may apply the amount advanced to the payment of the next succeeding rental installment or installments otherwise payable to Landlord until the advance, with interest, has been repaid to Tenant; provided, however, that the rights of Tenant under Section 9(g) shall be limited to those instances where the foreclosure or other enforcement of the lien may disturb Tenant's possession and peaceful enjoyment of the Premises.

    10. CONDITION OF PREMISES. Tenant acknowledges that as of the date of this Lease, Tenant has inspected the Premises and had such contractors, consultants, engineers, architects, roofers, HVAC inspectors and other persons, as Tenant so desires, inspect the Premises for Tenant. Based on Tenant's own inspection, and the inspection of Tenant's inspectors, consultants and experts, Tenant acknowledges that the improvements are in good order, repair and condition. Landlord makes no representations regarding the condition of the premises, which are leased "AS IS."

    11.  REPAIRS AND MAINTENANCE.

         a. Tenant shall keep in good order, condition and repair the Premises and every part thereof, structural and non-structural, (whether or not such portion of the Premises requiring repair or the means of repairing same are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or age of such portion of the Premises), including without limiting the generality of the foregoing, all plumbing, heating, air conditioning (Tenant shall procure at Tenant's expense, an air conditioning system maintenance contract), ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior, foundations, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, and all landscaping, driveways, parking lots, fences and signs located on the Premises and the sidewalks adjacent to the Premises.

         b. Tenant shall, not less frequently than once each fifteen (15) years of the Term and Extended Terms, resurface the parking lot. Tenant shall, not less frequently than once every three (3) years of the Term and Extended Terms, slurry coat and restripe the parking lot. Tenant shall, not less frequently than once each ten (10) years of the Term and Extended Terms, repaint the exterior of the building with the color scheme to be approved in advance by Landlord, if different from existing color scheme.

         c. If at any time during the Term, including renewals or extensions, Tenant fails to maintain the Premises or make any repairs or replacements as required by Section 11, Landlord may, on thirty (30) days' prior written notice, unless repairs are deemed emergency or structural, but shall not be required to, enter the Premises and perform the maintenance or make the repairs or replacements for the account of Tenant; any sums expended by Landlord in so doing, together with interest at ten percent (10%) per annum, shall be deemed additional rent and shall be immediately due from Tenant on demand of Landlord.

         d. Tenant waives the provisions of Civil Code Sections 1941 and 1942 and any other law that would require Landlord to maintain the Premises in a tenantable condition or would provide Tenant with the right to make repairs and deduct the cost of those repairs from the rent.

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     12. ALTERATIONS.

         a. Tenant shall have the right to make alterations to the building and improvements on the Premises, provided that, if the reasonably estimated cost of alterations exceeds Ten Thousand Dollars ($10,000.00), or involves structural modifications, Landlord shall have the right to consent to the alterations, and Landlord agrees not to unreasonably withhold approval of the alterations. Approval, however, may be conditioned upon the receipt by Landlord of a set of plans and specifications for the alterations no later than twenty (20) days prior to the scheduled construction of the alterations, and upon Tenant's agreement to restore the Premises, if Landlord requires it at the end of the Term, to the same condition as before the alterations. All improvements, additions, alterations, and major repairs shall be in accordance with applicable laws and at Tenant's own expense. Tenant will indemnify and defend Landlord for all liens, claims, or damages caused by remodeling, improvements, additions, alterations, and major repairs. Landlord agrees, when requested by Tenant, to execute and deliver any applications, consents, or other instrument required to permit Tenant to do this work or to obtain permits for the work.

         b. Except as set forth in Section 12(a), all alterations and improvements made to the Premises shall become the property of Landlord and shall remain on and be surrendered with the Premises at the expiration or sooner termination of this Lease, including any renewals or extensions.

         c. At least ten (10) days before any construction commences or materials are delivered for any alterations that Tenant is making to the Premises, whether or not Landlord's consent is required, Tenant shall give written notice to Landlord as to when the construction is to commence or the materials are to be delivered. Landlord shall then have the right to post and maintain on the Premises any notices that are required to protect Landlord and Landlord's interest in the Premises from any liens for work and labor performed or materials furnished in making the alterations; provided, however, that it shall be Tenant's duty to keep the Premises free and clear of all liens, claims, and demands for work performed, materials furnished, or operations conducted on the Premises at the request of Tenant.

         d. Tenant will not at any time permit any mechanics', laborers', or materialmen's liens to stand against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or Tenant's agents, contractors, or subtenants, in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant; provided, however, that Tenant shall have the right to contest the validity or amount of any lien or claimed lien, upon giving to Landlord a letter executed by Tenant assuring that the lien or claimed lien will be paid, when and to the extent that the lien is finally determined to be valid and owing. Tenant's right, however, to contest these liens shall not extend beyond the point where Landlord's title to the Premises could be lost. On final determination of the lien or claim of lien, Tenant will immediately pay any final judgment rendered, with all property costs and charges, and shall have the lien released or judgment satisfied at Tenant's own expense. If Tenant fails to pay the judgment promptly or otherwise fails to prevent any sale, foreclosure, or forfeiture of the Premises because of a lien, Landlord shall have the right, upon five (5) days' written notice to Tenant, to pay or prevent this action, and the amount paid by Landlord shall be immediately due and payable to Landlord, and shall bear interest at the rate of ten percent (10%) per annum from the date of payment by Landlord until repayment by Tenant.

    13. ENTRY. Tenant shall permit Landlord or Landlord's agents, representatives, or employees to enter the Premises at all reasonable times and upon reasonable notice to inspect the Premises to determine whether Tenant is complying with the terms of this Lease, to show the Premises to prospective purchasers, lenders or tenants, and to do other lawful acts that may be necessary to protect Landlord's interest in the Premises under this Lease or to perform Landlord's duties under this Lease. Landlord may place "For Rent" signs during the last six (6) months of any term.

     14. SURRENDER OF PREMISES; HOLDING OVER.

         a. On the Termination Date or the end of any extension or renewal of this Lease, Tenant shall promptly surrender and deliver the Premises to Landlord in as good condition as they are now at the date of this Lease, reasonable wear and tear excepted.

         b. At the end of the Term, or any extension, should Tenant hold over for any reason, it is agreed that in the absence of a written agreement to the contrary, that tenancy shall be from month-to-month only and not a renewal of this Lease, nor an extension for any further term. Tenant shall pay Minimum Monthly Rent in an amount equal to one hundred ten percent (110%) of the Minimum Monthly Rent payable immediately prior to the end of the Term or any extension and the month-to-month tenancy shall be subject to every other term, covenant, and condition in this Lease that is consistent with and not contrary to a month-to-month tenancy.

     15. INDEMNITY. Tenant agrees to indemnify and defend Landlord from any claims, demands, and causes of action of any nature and any expense incident to the defense, for injury to or death of persons or loss of or damage to property occurring on or about the Premises that grow out of or are connected with Tenant's use and occupation of the Premises or the condition of the Premises, unless such claim arises as a result of Landlord's grossly negligent or willful conduct during the Term.

         Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damages to the goods, wares, merchandise, inventory, supplies or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the damage or injury results from conditions arising upon the Premises or from other sources or places and regardless whether the cause of such damage or injury or the means or repairing the same is inaccessible to Tenant.

     16. INSURANCE.

         a. Tenant agrees at all times during the Term and during any extension, to maintain in force, at Tenant's sole cost and expense, insurance on the building and improvements that may be built or placed on the Premises, against the hazard of fire, with all standard extended coverage, including vandalism and malicious mischief, in an amount equal to their full insurable value, with a replacement cost endorsement, including inflation guard protection. The deductible shall not exceed $5,000 per occurrence for which Tenant shall be liable in the event of an insured loss. Tenant further agrees that once every two (2) years during the Term and any extension, Tenant will review with the insurance companies issuing the insurance the costs of building, labor and materials, and other pertinent factors to determine whether the stipulated value of the building and improvements stated in the insurance is adequate. If the stipulated value is determined by the insurance companies to be inadequate, Tenant agrees to immediately adjust the aggregate amount of the insurance to the extent required to make the stipulated value adequate. Landlord agrees to cooperate fully with Tenant in making this determination for stipulated value. Tenant agrees to give prompt, written notification to Landlord as to the results of these periodic determinations for stipulated value. In absence of notification of an insurance review by Tenant by December 31 of every second year of the Term and each Extended Term, Landlord may cause a review to be completed. Tenant agrees that if the buildings and improvements on the Premises are destroyed and the proceeds of the insurance policy and any policy carried by Landlord amount to less than the cost of rebuilding the buildings and improvements, Tenant will advance and pay any sum, which along with the insurance proceeds, is necessary to meet the cost of rebuilding. No work or repair or reconstruction shall be undertaken until Tenant has delivered to Landlord plans and specifications for the work that are to be prepared by a competent architect, Landlord approves them (which approval will not be unreasonably withheld), and Tenant delivers to Landlord an estimate of the cost of the work to be done in accordance with the plans; the estimate is to be prepared by a competent contractor. If Tenant fails to commence the rebuilding, reconstruction, repair, or restoration of any building or improvement as required under this Lease, Landlord or any beneficiary under any deed of trust covering the Premises, if permitted by the deed of trust, may, but shall not be obligated to, enter the Premises and do whatever may be necessary for the rebuilding, reconstruction, repair, or restoration of any building or improvement as required of Tenant under the terms of this Lease.

         b. Tenant agrees to procure and maintain public liability insurance, from a responsible insurance company authorized to do business in California, with a combined single limit of not less than Two Million Dollars ($2,000,000.00) for injury or death to any person or damage to property and at least Two Million Dollars ($2,000,000.00) excess umbrella coverage for injury or death or property damage, for any claims, demands, or causes of action of any person arising out of accidents occurring on the Premises during the Term or arising out of Tenant's use, occupancy or maintenance of the Premises. Such insurance shall be on an occurrence basis with an "Additional Insured--Managers or Lessors of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire.

         c. Tenant shall, in addition, obtain and keep in force during the Term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and Lender(s), insuring the loss of the full rental and other charges payable by Tenant to Landlord under this Lease for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Tenant, for the next twelve (12) month period. Tenant shall be liable for any deductible amount in the event of such loss.

         d. Each policy of insurance shall be issued by a responsible insurance company authorized to do business in California, and shall be issued in the names of Landlord, Tenant, and any beneficiary under any deed of trust covering the Premises, if required by the deed of trust, as their respective interests may appear. Tenant shall deliver a duplicate policy and certificate for each insurance policy to Landlord with all relevant endorsements. Each policy of insurance shall be primary and noncontributory with any policies carried by Landlord and, to the extent obtainable, any loss shall be payable notwithstanding any act or negligence of Landlord that might otherwise result in forfeiture of insurance. Each insurance policy shall provide that a thirty (30) day notice of cancellation and of any material modification of coverage shall be given to all named insureds. The insurance coverage required under this Section may be carried by Tenant under a blanket policy insuring other locations of Tenant's business, provided that the Premises covered by this Lease are specifically identified as included under that policy. Tenant agrees that upon the failure to insure as provided in this Lease, or to pay the premiums in the insurance, Landlord may contract for the insurance and pay the premiums, and all sums expended by Landlord for the insurance shall be considered additional rent under this Lease and shall be immediately repayable by Tenant.

     e. The insurance companies issuing policies under this section shall have a general policyholder's rating of at least "A" and a financial rating of at least Class XIII as rated in the most current available BEST'S KEY RATING GUIDE.

     f. At all times during the Term and any extensions of renewals, Tenant agrees to keep and maintain, or cause Tenant's agents, contractors, or subcontractors to keep and maintain, workmen's compensation insurance and other forms of insurance as may from time to time be required by law or may otherwise be necessary to protect Landlord and the Premises from claims of any person who may at any time work on the Premises, whether as a servant, agent, or employee of Tenant or otherwise. This insurance shall be maintained at the expense of Tenant or Tenant's agents, contractors, or subcontractors and not at the expense of Landlord.

     g. Landlord agrees that it will tender and turn over to Tenant or to Tenant's insurers the defense of any claims, demands, or suits instituted, made, or brought against Landlord or against Landlord and Tenant jointly, within the scope of this Section. However, Landlord shall have the right to approve the selection of legal counsel, to the extent that selection is within Tenant's control, which approval shall not be unreasonably withheld or delayed. In addition, Landlord shall retain the right at Landlord's election to have Landlord's own legal counsel participate as co-counsel, to the extent that claims are made that may not be covered by Tenant's insurers.

     h. Tenant and Landlord each release the other and waive the entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against, which perils occur in, on, or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors, or invitees. Tenant and Landlord shall, upon obtaining the required policies of insurance, give notice to the insurance carriers that this mutual waiver of subrogation is in this Lease.

     17.  TRADE FIXTURES.

          a. Tenant shall have the right, at any time and from time to time during the Term and any renewals or extensions, at Tenant's sole cost and expense, to install and affix on the Premises items for use in Tenant's trade or business, which Tenant, in Tenant's sole discretion, deems advisable (collectively Trade Fixtures). Trade Fixtures installed in the Premises by Tenant shall always remain the property of Tenant and may be removed at the expiration of the Term or any extension, provided that any damage to the Premises caused by the removal of the Trade Fixtures shall be repaired by Tenant, and further provided that Landlord shall have the right to keep any Trade Fixtures or to require Tenant to remove any Trade Fixtures that Tenant might otherwise elect to abandon.

          b. Any Trade Fixtures that are not removed from the Premises by Tenant within thirty (30) days after the Termination Date shall be deemed abandoned by Tenant and shall automatically become the property of Landlord as owner of the real property to which they are affixed.

     18. SIGNS. Tenant may maintain on the exterior of the Premises any sign, awning, canopy, marquee or other advertising, provided that such sign, awning, canopy, marquee or advertising complies with all applicable city and county ordinances governing the placement of signs and advertising. Thirty
(30) days after the Termination Date, all of the items mentioned in this section that are not removed from the Premises may, without damage or liability, be destroyed by the Landlord.

     19.  DAMAGE AND DESTRUCTION.

          a. If the building or other improvements constructed on the Premises are damaged or destroyed, whether partially or entirely, from a risk covered by insurance required by this Lease, Tenant, at Tenant's own cost and expense, but utilizing the proceeds of insurance, if any, including any insurance carried by Landlord to the extent available, shall repair, restore, or reconstruct the damaged or destroyed building and other improvements so that the condition and quality of the new building and other improvements shall be as near as reasonably possible to the condition and quality immediately prior to the damage or destruction. Damage to or destruction of any portion of the building, fixtures, or other improvements on the Premises by fire, the elements, or any other cause shall not terminate this Lease or entitle Tenant to surrender the Premises or otherwise affect the respective obligations of the parties, any present or future law to the contrary notwithstanding.

          b. If, during the Term or any Extended Term, the Premises are totally or partially destroyed from a risk not covered by the insurance required by this Lease, rendering the Premises totally or partially inaccessible or unusable, Tenant shall restore the Premises to substantially the same condition as they were in immediately before destruction. Such destruction shall not terminate this Lease. If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party.

          If the cost of restoration exceeds $50,000, Tenant can elect to terminate this Lease by giving notice to Landlord within fifteen (15) days after determining the restoration cost. If Tenant elects to terminate this Lease, Landlord, within thirty (30) days after receiving Tenant's notice to terminate, can elect to pay to Tenant, at the time Landlord notifies Tenant of its election, the difference between $50,000 and the actual cost of restoration, in which case Tenant shall restore the Premises. On Landlord's making its election to contribute, each party shall deposit immediately the amount of its contribution with the insurance trustee provided for in subparagraph d. If the destruction does not exceed $50,000, Tenant shall immediately proceed with the restoration.

          If Tenant elects to terminate this Lease and Landlord does not elect to contribute toward the cost of restoration as provided in this paragraph, this Lease shall terminate.

          c. If, during the Term or any Extended Term, the Premises are destroyed by a risk covered by the insurance required by this Lease, and the total amount of loss does not exceed $100,000, Tenant shall make the loss adjustment with the insurance company insuring the loss. The proceeds shall be paid directly to Tenant for the sole purpose of making the restoration of the Premises.

          d. If, during the Term or any Extended Term, the Premises are destroyed from a risk covered by the insurance required by this Lease, and the total amount of loss exceeds

$100,000, Tenant shall make the loss adjustment with the insurance company insuring the loss and on receipt of the proceeds shall immediately pay them to First American Title insurance Company or other mutually acceptable stakeholder ("Insurance trustee").

          If the Premises are destroyed from a risk not covered by the insurance required by this Lease, and Tenant has the obligation to restore the Premises, both parties shall deposit with the insurance trustee their respective contributions toward the cost of restoration. All sums deposited with the insurance trustee shall be held for the following purposes and the insurance trustee shall have the following powers and duties:

          The sums shall be paid in installments by the insurance trustee to the contractor retained by Tenant as construction progresses, for payment of the cost of restoration. A ten percent (10%) retention fund shall be established that will be paid to the contractor on completion of restoration, payment of all costs, expiration of all applicable lien periods, and proof that the Premises are free of all mechanics' liens and lienable claims.

          Payments shall be made on presentation of certificates or vouchers from the architect or engineer retained by Tenant showing the amount due. If the insurance trustee, in its reasonable discretion, determines that the certificates or vouchers are being improperly approved by the architect or engineer retained by Tenant, the insurance trustee shall have the right to appoint an architect or an engineer to supervise construction and to make payments on certificates or vouchers approved by the architect or engineer retained by the insurance trustee. The reasonable expense and charges of the architect or engineer retained by the insurance trustee shall be paid by the insurance trustee out of the trust fund.

          If the sums held by the insurance trustee are not sufficient to pay the actual cost of restoration, Tenant shall deposit the amount of the deficiency with the insurance trustee within ten (10) days after request by the insurance trustee indicating the amount of the deficiency.

          Any sums not disbursed by the insurance trustee after restoration has been completed and final payment has been made to Tenant's contractor shall be delivered within fifteen (15) days (after demand made by either party on the insurance trustee, with a copy to Landlord's lender), by the insurance trustee to Landlord's lender and shall be applied by Landlord's lender to reduce the loan.

          Any undisbursed funds after compliance with the provisions of this paragraph shall be delivered to landlord to the extent of Landlord's contribution to the fund, and the balance, if any, shall be paid to Tenant.

          All actual costs and charges of the insurance trustee shall be paid by Tenant.

          If the insurance trustee resigns or for any reason is unwilling to act or continue to act, Landlord shall substitute a new trustee in the place of the designated insurance trustee. The new trustee must be an institutional lender or title company doing business in the City of San Luis Obispo or the City of Santa Maria, California.

          Both parties shall promptly execute all documents and perform all acts reasonably required by the insurance trustee to perform its obligation under this paragraph.

          e. If the Premises are damaged or destroyed in whole or in part, Tenant shall proceed with diligence to have plans and specifications prepared and obtain approval by Landlord, which approval shall not be unreasonably withheld, to commence rebuilding, reconstruction, or restoration as promptly as possible after the occurrence of the event causing the damage or destruction, and thereafter to diligently complete the work. If Tenant does not proceed with diligence and does not diligently finish the work, Landlord or any beneficiary under any deed of trust covering the Premises, if permitted by the deed of trust, may, but shall not be obligated to, on thirty (30) days prior written notice, enter the Premises and do whatever may be necessary for the rebuilding, recordation, repair, or restoration of any building or improvements damaged or destroyed.

              (a) Regardless of any contrary provisions in this Lease, if the building or other improvements to be constructed on the Premises or any substitute are damaged or destroyed by any cause to the extent of more than twenty-five percent (25%) of its insurable value during the last one (1) year of the Term or any extension, Tenant may, at Tenant's sole option, terminate this Lease within ninety (90) days of the damage or destruction by giving written notice to Landlord. In the event of termination, Tenant shall pay to Landlord all insurance proceeds, if any, received by Tenant as a result of the damage or destruction to the extent allocable to the building or other improvements owned by Landlord.

     20.  CONDEMNATION.

          a. If, during the Term or any renewal or extension, the whole of the Premises shall be taken pursuant to any condemnation proceeding, this Lease shall terminate as of 12:01 a.m. of the date that actual physical possession of the Premises is taken, and after that, both Landlord and Tenant shall be released from all obligations under this Lease.

          b. If, during the Term or any renewal or extension, only a part of the Premises is taken pursuant to any condemnation proceeding and the remaining portion is not suitable or adequate for the purposes for which Tenant was using the Premises prior to the taking, or if by reason of any law or ordinance the use of the Premises for the purposes specified in this Lease shall become unlawful, then and after the taking or after the occurrence of other described events, Tenant shall have the option to terminate, and the option can be exercised only after the taking or after the occurrence of other described events by Tenant giving ten (10) days' written notice to Landlord, and rent shall be paid only to the time when Tenant surrenders possession of the Premises. Without limiting the generality of the previous provision, it is agreed that in the event of a partial taking of the Premises pursuant to any condemnation proceeding, if the number of square feet of floor area in the portion of the buildings located on the Premises remaining after the taking is less than seventy-five percent (75%) of the number of square feet of floor area at the commencement of the Term, Tenant shall, after the taking, have the option to terminate this Lease on ten (10) days' written notice to Landlord, and rent shall be paid only to the time when Tenant surrenders possession of the Premises.

          c. If only a part of the Premises is taken pursuant to any condemnation proceeding under circumstances that Tenant does not have the option to terminate this Lease as provided in this Section, or having the option to terminate, Tenant elects not to terminate, then Landlord shall at Landlord's expense promptly proceed to restore the remainder of the Premises to a self-contained architectural unit, and the Minimum Monthly Rent payable shall be reduced effective the date of the taking to an amount that shall be in the same proportion to Minimum Monthly Rent payable prior to the taking, as the number of square feet of floor area remaining after the taking bears to the number of square feet of floor area immediately prior to the taking.

          d. If the whole or any part of the Premises are taken pursuant to any condemnation proceeding, then Landlord shall be entitled to the entirety of any condemnation award except (1) that portion allocable to Tenant's unsalvageable trade fixtures, or if Tenant elects to remove Tenant's trade fixtures, a sum for the reasonable removal and relocation costs not to exceed the undepreciated value of such fixtures as reflected in Tenant's most recent federal income tax return; (2) Tenant's relocation costs; (3) Tenant's loss of goodwill excluding any "bonus value" based on the actual rent reserved under the Lease to its fair rental value as of the date of condemnation; and (4) the undepreciated percentage of the lesser of (a) actual cost of the tenant improvements completed at the inception of this Lease, or (b) the increase in value of Landlord's Premises as a result of Tenant's tenant improvements. As an example of subparagraph
(4), if Tenant has invested $100,000 in tenant improvements and has depreciated 50% of those improvements, and the value of the Premises has been increased by $50,000 as a result of Tenant's improvements; then Tenant would be entitled to 50% times $50,000 (the lesser of the increase in value of the Premises or cost of tenant improvements) as and for its portion of a condemnation award. The value of Tenant's tenant improvements in the Premises shall be determined as of the date of the condemnation award.

          e. In the event the adjoining property to the Premises on which Tenant has constructed a parking lot is condemned in its entirety, then Tenant, at Tenant's election, may terminate this Lease upon paying Landlord twelve (12) monthly rental payments at the then current Minimum Monthly Rent, in advance, concurrently with the delivery of a 30-day notice terminating the Lease.

     21.  ASSIGNMENT AND SUBLETTING.

          a. Except as provided in Section 21(b), Tenant shall not assign this Lease without the prior written consent of Landlord, which shall not be unreasonably withheld, provided that subsequent to any assignment Tenant shall remain primarily liable for the rental to be paid under this Lease and the performance of all terms and conditions of this Lease. In evaluating whether or not to provide consent to a proposed assignment or sublease, Tenant, at a minimum, shall provide to Landlord a copy of the proposed assignment or sublease, a current financial statement from the proposed subtenant/assignee, a statement of intended use by the proposed assignee/ subtenant, and such other information as may be reasonably requested by Landlord in evaluating the proposed assignment or sublease. Landlord shall be entitled to condition his consent on the agreement of Tenant to share equally any increase in rent over the rent stated in this Lease for the duration of the proposed assignment or sublease.

          b. However, Tenant may assign this Lease without Landlord's written consent if the assignment is made

          (i) to a successor corporation into which or with which Tenant is merged or consolidated in accordance with applicable statutory provisions for the merger or consolidation of corporations,

          (ii)  to a wholly-owned subsidiary of Tenant, or

          (iii) to a corporation to which Tenant shall sell all or substantially all of Tenant's assets; and the liabilities of the corporations participating in the merger or consolidation or of the transferor corporation must be assumed by the corporation surviving the merger or created by the consolidation or by the transferee corporation, in the event of a transfer to a wholly-owned subsidiary or a sale of all or substantially all assets, and that corporation (except in the case of a wholly-owned subsidiary) must have a net worth at least equal to the net worth of Tenant at the time of execution of this Lease. Upon delivery to Landlord, by a successor corporation to which this Lease is assigned or transferred, of the agreement of the corporation to be bound by the terms, covenants, and conditions of this Lease to be performed by Tenant after the date of the assignment or transfer and documentation satisfactory to Landlord demonstrating net worth and operation income, Tenant shall be released and discharged from all obligations later arising under this Lease, except where the transfer is to a wholly-owned subsidiary of Tenant.

         c. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting, or if Tenant shall request the consent of Landlord for any act Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorneys' fees and consultants' fees in connection with evaluating such requests and/or proposed sublease or assignment.

    22. DEFAULT. Any of the following events or occurrences shall constitute a material breach of this Lease by Tenant and, after the expiration of any applicable grace period, shall constitute an event of default (each an Event of Default):

         a. The failure by Tenant to pay any amount in full when it is due under the Lease;

         b. The failure by Tenant to perform any obligation under this Lease, which by its nature Tenant has no capacity to cure;

         c. The failure by Tenant to perform any other non-monetary obligation under this Lease, if the failure has continued for a period of thirty (30) days after Landlord demands in writing that Tenant cure the failure. If, however, by its nature the failure cannot be cured within thirty
(30) days, Tenant may have a longer period as is necessary to cure the failure, but this is conditioned upon Tenant's promptly commencing to cure within the thirty (30) day period and thereafter diligently completing the cure. Tenant shall indemnify and defend Landlord against any liability, claim, damage, loss or penalty that may be threatened or may in fact arise from that failure during the period the failure is uncured;

         d. Any of the following: A general assignment by Tenant for the benefit of Tenant's creditors; any voluntary filing, petition, or application by Tenant under any law relating to insolvency or bankruptcy, whether for a declaration of bankruptcy, a reorganization, an arrangement, or otherwise; the abandonment, vacation, or surrender of the Premises by Tenant without Landlord's prior written consent; or the dispossession of Tenant from the Premises (other than by Landlord) by process of law or otherwise;

         e. The appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets; or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, unless the appointment or attachment, execution, or seizure is discharged within thirty (30) days; or the involuntary filing against Tenant, or any general partner of Tenant if Tenant is a partnership, of

         (i) a petition to have Tenant, or any partner of Tenant if Tenant is a partnership, declared bankrupt, or

        (ii) a petition for reorganization or arrangement of Tenant under any law relating to insolvency or bankruptcy, unless, in the case of any involuntary filing, it is dismissed within sixty (60) days;

         f.  The abandonment of the Premises by Tenant.

    23. REMEDIES. Upon the occurrence of an Event of Default, Landlord, in addition to any other rights or remedies available to Landlord at law or in equity, shall have the right to

         a. terminate this Lease and all rights of Tenant under this Lease by giving Tenant written notice that this Lease is terminated, in which case Landlord may recover from Tenant the aggregate sum of

         (i) the worth at the time of award of any unpaid rent that had been earned at the time of termination;

        (ii) the worth at the time of award of the amount by which (A) the unpaid rent that would have been earned after termination until the time of award exceeds (B) the amount of the rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided;

       (iii) the worth at the time of award of the amount by which (A) the unpaid rent for the balance of the term after the time of award exceeds
     (B) the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided;

        (iv) any other amount necessary to compensate Landlord for all the detriment caused by Tenant's failure to perform Tenant's obligations or that, in the ordinary course of things, would be likely to result from Tenant's failure; and

         (v) all other amounts in addition to or in lieu of those previously set out as may be permitted from time to time by applicable California law.

     As used in clauses (i) and (ii) of Section 23(a), the worth at the time of award is computed by allowing interest at the rate of ten percent (10%) per annum. As used in clause (iii) of Section 23(a), the worth at the time of award is computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). As used in this Section, the term rent shall include Minimum Monthly Rent and any other payments required by Tenant under this Lease.

         b. continue this Lease, and from time to time, without terminating this Lease either

         (i) recover all rent and other amounts payable as they become due or

        (ii) relet the Premises or any part on behalf of Tenant on terms and at the rent that Landlord, in Landlord's sole discretion, may deem advisable, all with the right to make alterations and repairs to the Premises, at Tenant's cost, and apply the proceeds of reletting to the rent and other amounts payable by Tenant. To the extent that the rent and other amounts payable by Tenant under this Lease exceed the amount of the proceeds from reletting, the Landlord may recover the excess from Tenant as and when due.

         c. Upon the occurrence of an Event of Default, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Landlord may store the property removed from the Premises in a public warehouse or elsewhere at the expense and for the account of Tenant.

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         d.  None of the following remedial actions, alone or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease: any act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any re-entry, repossession, or reletting of the Premises; or any re-entry, repossession, or reletting of the Premises by Landlord pursuant to this Section. If Landlord takes any of the previous remedial actions without terminating this Lease, Landlord may nevertheless at any later time terminate this Lease by written notice to Tenant.

         e. If Landlord relets the Premises, Landlord shall apply the revenue from the reletting as follows: first, to the payment of any indebtedness other than rent due from Tenant to Landlord; second, to the payment of any cost of reletting, including without limitation finder's fees and leasing commissions; third, to the payment of the cost of any maintenance and repairs to the Premises; and fourth, to the payment of rent and other amounts due and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future amounts payable under this Lease as the same may become due, and shall be entitled to retain the eventual balance with no liability to Tenant. If the revenue from reletting during any month, after application pursuant to the previous provisions, is less than the sum of (i) Landlord's expenditures for the Premises during that month and (ii) the amounts due from Tenant during that month, Tenant shall pay the deficiency to Landlord immediately upon demand.

         f. After the occurrence of an Event of Default, Landlord, in addition to or in lieu of exercising other remedies, may, but without any obligation to do so, cure the breach underlying the Event of Default for the account and at the expense of Tenant. However, Landlord must by prior notice first allow Tenant a reasonable opportunity to cure, except in cases of emergency, where Landlord may proceed without prior notice to Tenant. Tenant shall, upon demand, immediately reimburse Landlord for all costs, including costs of settlements, defense, court costs, and attorney fees, that Landlord may incur in the course of any cure.

         g. No security or guaranty for the performance of Tenant's obligations that Landlord may now or later hold shall in any way constitute a bar or defense to any action initiated by Landlord for unlawful detainer or for the recovery of the Premises, for enforcement of any obligation of Tenant, or for the recovery of damages caused by a breach of this Lease by Tenant or by an Event of Default.

         h. Except where this is inconsistent with or contrary to any provisions of this Lease, no right or remedy conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, or any right or remedy given or now or later existing at law or in equity or by statute. Except to the extent that either party may have otherwise agreed in writing, no waiver by a party of any violation or nonperformance by the other party of any obligations, agreements, or covenants under this Lease shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement, or obligation, nor shall any forbearance by either party to exercise a remedy for any violation or nonperformance by the other party be deemed a waiver by that party of the rights or remedies with respect to that violation or nonperformance.

     24. LATE CHARGE. Tenant acknowledges that Tenant's failure to pay any installment of the Minimum Monthly Rent, or any other amounts due under this Lease as and when due may cause Landlord to incur costs not contemplated by Landlord when entering into this Lease, the exact nature and amount of which would be extremely difficult and impracticable to ascertain. Accordingly, if any installment of the Minimum Monthly Rent or any other amount due under the Lease is not received by Landlord as and when due, then, without any notice to Tenant, Tenant

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

shall pay to Landlord an amount equal to six percent (6%) of the past due amount, which the parties agree represents a fair and reasonable estimate of the costs incurred by Landlord as a result of the late payment by Tenant.

     25. DEFAULT INTEREST. If Tenant fails to pay any amount due under this Lease as and when due, that amount shall bear interest at the maximum rate then allowable by law from the due date until paid.

     26. WAIVER OF BREACH. Any express or implied waiver of a breach of any term of this Lease shall not constitute a waiver of any further breach of the same or other term of this Lease; and the acceptance of rent shall not constitute a waiver of any breach of any term of this Lease, except as to the payment of rent accepted.

     27. ESTOPPEL CERTIFICATES. At any time, with at least fifteen (15) days' prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate certifying:

         a.  the Commencement Date and the Term,

         b.  the amount of the Minimum Monthly Rent,

         c.  the dates to which rent and other charges have been paid,

         d. that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, and stating the date and nature of each modification,

         e. that no notice has been received by Tenant of any default by Tenant that has not been cured, except, if any exist, those defaults must be specified in the certificate, and Tenant must certify that no event has occurred that, but for the expiration of the applicable time period or the giving of notice or both, would constitute an Event of Default under this Lease,

         f. that no default of Landlord is claimed by Tenant, except, if any, those defaults must be specified in the certificate, and

         g.  other matters as may be reasonably requested by Landlord.

     An estoppel certificate requested pursuant to this section may be relied on by prospective purchasers, mortgagees, or beneficiaries under any deed of trust on the Premises or any part of it.

     28. ATTORNEY FEES. If any action at law or in equity is brought to recover any rent or other sums under this Lease, or for or on account of any breach of or to enforce or interpret any of the covenants, terms, or conditions of this Lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party as part of prevailing party's costs reasonable attorney fees, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

     29. HAZARDOUS SUBSTANCE CONDITIONS. If a Hazardous Substance condition occurs, unless Tenant is legally responsible therefor (in which case Tenant shall make the investigation and remediation thereof required by applicable law and this Lease shall continue in full force and effect, but subject to Landlord's rights under this Paragraph 29), Landlord may, at Landlord's option, either (i) investigate and remediate such Hazardous Substance condition, if required, as

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

soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly base rent or $50,0000, whichever is greater, give written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such Hazardous Substance condition of Landlord's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Landlord elects to give such notice of Landlord's intention to terminate this Lease, Tenant shall have the right within the
(10) days after the receipt of such notice to give written notice to Landlord of Tenant's commitment to pay for the investigation and remediation of such Hazardous Substance condition totally at Tenant's expense and without reimbursement from Landlord except to the extent of an amount equal to twelve
(12) times the then monthly Base Rent or $50,000, whichever is greater. Tenant shall provide Landlord with the funds required of Tenant or satisfactory assurance thereof within thirty (30) days following Tenant's said commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Tenant does not give such notice and provide the required funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Landlord's notice of termination. If a Hazardous Substance condition occurs for which Tenant is not legally responsible, there shall be abatement of Tenant's obligations under this Lease for a period of not to exceed twelve (12) months while Landlord remediates the condition.

     30. SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord $5,395.00 as a security deposit for the performance by Tenant of the provisions of this Lease. If Tenant is in default, Landlord can use the security deposit, or any portion of it, to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant's default. Tenant shall immediately on demand pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph so as to maintain the security deposit in the sum initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the security deposit to Tenant. Landlord's obligations with respect to the security deposit are those of a debtor and not a trustee. Landlord can maintain the security deposit separate and apart from Landlord's general funds or can commingle the security deposit with Landlord's general and other funds. Landlord shall not be required to pay Tenant interest on the security deposit.

     31. WARRANTY OF AUTHORITY. The undersigned warrant and represent to Landlord that they are duly authorized corporate officers of Tenant, and that they are acting within the scope of their authority to bind Tenant to the provisions in this Lease without any further action, approval or consent of the Board of Directors of Tenant.

     32. NOTICES. Any notice or other communication pursuant to this Lease shall be in writing and shall be deemed to be properly given if delivered, mailed, or sent by wire, facsimile transmission or other telegraphic communication in the manner provided in this paragraph, to the following persons:

         Heritage Oaks Bank
         545 12th Street
         Paso Robles, CA
         FAX: (805)239-5204
         (805)239-5200 - phone

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

                                                                 EXHIBIT 99.1

           Richard C. Blake
           5 Alta Mira Lane
           San Luis Obispo, CA 93401
           (805) 597-7517 (work phone)

           Either party may change the party's address for these purposes by giving written notice of the change to the other party in the manner provided in this section. If sent by mail, any notice, delivery, or other communication shall be effective or deemed to have been given forty-eight
(48) hours after it has been deposited in the United States mail, duly registered or certified, with postage prepaid, and addressed as set forth above. Notices sent by wire, telegraph or facsimile transmission shall be deemed received on the next business day after transmission. Facsimile machines used for tax notice must generate a "Transmission Record" stating the telephone number of the receiving fax, number of pages sent out, date and time of transmission and indication of any transmission errors.

     33. HEIRS AND SUCCESSORS. This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant.

     34. PARTIAL INVALIDITY. Should any provision of this Lease be held by a court of competent jurisdiction to be either invalid or unenforceable, the remaining provisions of this Lease shall remain in effect, unimpaired by the holding.

     35. ENTIRE AGREEMENT. This instrument constitutes the sole agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to Tenant, and the specified lease term, and correctly sets forth the obligations of Landlord and Tenant. Any agreement or representations respecting the Premises or their leasing by Landlord to Tenant not expressly set forth in this instrument are void.

     36.   TIME OF ESSENCE. Time is of the essence in this Lease.

     37. RENT. All monetary obligations of Tenant to Landlord under the Lease, including but not limited to the Minimum Monthly Rent, tax reimbursements and insurance reimbursements, shall be deemed rent.

     38. AMENDMENTS. This Lease may be modified only in writing and only if signed by the parties at the time of the modification.

     39.   SUBORDINATION.

           a. This Lease shall be subordinate to any ground lease,mortgage, deed of trust, or any other hypothecation for security now or later placed upon the Premises and to any advances made on the security of it or Landlord's interest in it, and to all renewals, modifications, consolidations, replacements, and extensions of it. However, if any mortgagee, trustee, or ground Landlord elects to have this Lease prior to the lien of its mortgage or deed of trust or prior to its ground lease, and gives notice of that to Tenant, this Lease shall be deemed prior to the mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of the mortgage, deed of trust, or ground lease, or the date of recording of it. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure. If any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant agrees to execute any documents, in form and substance reasonably acceptable to Tenant,

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

required to for the subordination, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease, or to evidence the attornment.

           b. If any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, or if any ground lease to which this Lease is subordinate is terminated, this Lease shall not be barred, terminated, cut off, or foreclosed. Neither shall the rights and possession of Tenant under this Lease be disturbed, if Tenant is not then in default in the payment of rental and other sums due under this Lease or otherwise in default under the terms of this Lease, and if Tenant attorns to the purchaser, grantee, or ground lessor as provided in Section 38(a) or, if requested, enters into a new lease for the balance of the term of this Lease on the same terms and provisions in this Lease. Tenant's covenant under Section 38(a) to subordinate this Lease to any ground lease, mortgage, deed of trust, or other hypothecation later executed is conditioned on each senior instrument containing the commitments specified in this subsection.

     40. RIGHT OF FIRST REFUSAL. If Landlord determines to sell the Premises, Landlord shall notify Tenant of the terms on which Landlord will be willing to sell.

           If Tenant, within ten (10) business days after receipt of Landlord's notice, indicates in writing its agreement to purchase the Premises on the terms stated in Landlord's notice, Landlord shall sell and convey the Premises to Tenant on the terms stated in the notice. If Tenant does not indicate its agreement within ten (10) business days, Landlord thereafter shall have the right to sell and convey the Premises to a third party on the same terms stated in the notice. If Landlord does not sell and convey the Premises within one hundred eighty (180) days, any further transaction shall be deemed a new determination by Landlord to sell and convey the Premises and the provisions of this paragraph shall be applicable.

           If Tenant purchases the Premises, this Lease shall terminate on the date title vests in Tenant, and Landlord shall remit to Tenant all prepaid and unearned rent.

           Tenant's right of first refusal shall not apply to a transfer between any of those persons who constitute Landlord and the blood relatives of any of those persons, either outright or in trust, or to a legal entity (i.e., partnership, corporation, trust, or like entity) when the majority interest is owned by all or some of those persons who constitute Landlord.

     41. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of the Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to a Landlord of any of the subtenancies.

     42. LANDLORD'S ENTRY. Any time that Landlord is entitled to enter the Premises under the terms of this Lease, such entry shall be on a minimum of twenty-four (24) hours' prior notice. Landlord shall not maintain a key to the Premises, except that during the last six (6) months of the Term or any Extended Term of this Lease, Tenant shall allow prospective tenants or purchasers, agents, contractors, consultants to inspect and have reasonable access to the Premises to evaluate the Premises for rental or purchase on all business days and one day per weekend between the hours of 8:00 a.m. and 6:00 p.m. If Tenant fails to provide such access, Tenant shall provided a key to Landlord.

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

     43. GOVERNING LAW. This Lease shall be governed by and construed in accordance with California law.

     The parties have executed this Lease as of the date first above written.

TENANT:                                       LANDLORD:

HERITAGE OAKS BANK



By: /s/ [ILLEGIBLE]                            /s/ Richard C. Blake
    ----------------------------               ------------------------------
                  President                    Richard C. Blake



By: /s/ [ILLEGIBLE]
    ----------------------------
         Chief Financial Officer

                                  EXHIBIT "A"

     Parcel A of Parcel Map No. 5195, in the City of Santa Maria, County of Santa Barbara, State of California, as per Map recorded in Book 17, Page 29 of Parcel Maps, in the Office of the County Recorder of said County; subject to all matters shown of record.


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